                  ____________________________________________

                            ADMINISTRATION AGREEMENT

                  ____________________________________________

                                  JOHN HANCOCK
                          MUTUAL LIFE INSURANCE COMPANY

                                       and

                     UNICARE LIFE & HEALTH INSURANCE COMPANY

                  ____________________________________________

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                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II     APPOINTMENT . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III    TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE IV     STANDARDS OF PERFORMANCE. . . . . . . . . . . . . . . . . . 4

  A. Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  B. Standards of Performance. . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE V SERVICES PROVIDED BY THE SERVICE PROVIDER. . . . . . . . . . . . 5

  A. Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
  B. Policy and Contract Issuance. . . . . . . . . . . . . . . . . . . . . 8
  C. Claims Administration . . . . . . . . . . . . . . . . . . . . . . . . 8
  D. Policy and Contract Administration;
      Reimbursements; Regulatory Matters . . . . . . . . . . . . . . . . . 11
  E. Premium Rate Formulas . . . . . . . . . . . . . . . . . . . . . . . . 12
  F. Financial, Statistical and Tax Services . . . . . . . . . . . . . . . 13

ARTICLE VI.    REGULATORY MATTERS. . . . . . . . . . . . . . . . . . . . . 14

  A. Financial Obligations . . . . . . . . . . . . . . . . . . . . . . . . 14
  B. Responses to Regulatory Authorities . . . . . . . . . . . . . . . . . 14
  C. Reviews and Audits by Regulatory Authorities. . . . . . . . . . . . . 15
  D. Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  E. Notice to Insureds. . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE VII    OTHER SERVICES AND FURTHER AGREEMENTS . . . . . . . . . . . 16

  A. Specific Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  B. Fees for Services; Reimbursement of Expenses. . . . . . . . . . . . . 17

ARTICLE VIII     BANK ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . 17

  A. Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  B. Escheat   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  C. Banking Functions . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  D. Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18


ARTICLE IX     REPORTS AND RECORDS . . . . . . . . . . . . . . . . . . . . 18

  A. Records and Access to Records . . . . . . . . . . . . . . . . . . . . 18
  B. Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
  C. Audit     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE X LEGAL ACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 22

  A. Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  B. Notification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE XI     TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . 22

  A. Termination of Administration Agreement . . . . . . . . . . . . . . . 22
  B. Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  C. Termination Upon Event of Default . . . . . . . . . . . . . . . . . . 24
  D. Transition Following Termination
     Upon Event of Default . . . . . . . . . . . . . . . . . . . . . . . . 24
  E. Return of Files . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  F. Partial Termination . . . . . . . . . . . . . . . . . . . . . . . . . 25
  G. Continuation of Certain Obligations . . . . . . . . . . . . . . . . . 25

ARTICLE XII    CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE XIII    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . 26

  A. The Service Provider. . . . . . . . . . . . . . . . . . . . . . . . . 26
  B. The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  C. Indemnification Procedures. . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE XIV    ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE XV     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . 28

  A. Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  B. Amendment; Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . 28
  C. Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  D. Relationship. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  E. Errors and Omissions. . . . . . . . . . . . . . . . . . . . . . . . . 29
  F. Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  G. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  H. Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  I. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  J. No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . . 30
  K. Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  L. Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  M. Preparation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  N. Reasonableness. . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  O. Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  P. Offset    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

Annex A -- Form of Agent Fee Agreement . . . . . . . . . . . . . . . . . . A-1

Annex B -- Information and data to be provided
           by the Service Provider . . . . . . . . . . . . . . . . . . . . B-1

Annex C -- Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . C-1

                            ADMINISTRATION AGREEMENT

          This Administration Agreement dated as of March 1, 1997 (hereinafter referred to as the "Administration Agreement") is made and entered into by and between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY (the "Company"), a mutual life insurance company organized under the laws of the Commonwealth of Massachusetts, and UNICARE LIFE & HEALTH INSURANCE COMPANY (the "Service Provider"), a stock life insurance company organized under the laws of the State of Delaware.

          WHEREAS, the Company and WellPoint Health Networks Inc., a California Corporation ("WellPoint") and the indirect parent of the Service Provider, have entered into a Purchase and Sale Agreement, dated as of October 10, 1996, as amended, (the "Purchase Agreement"), pursuant to which the Company is selling and WellPoint and the Service Provider are acquiring the GBO Included Business (as therein defined);

          WHEREAS, the Company and the Service Provider have entered into a Coinsurance Agreement, effective as of March 1, 1997, (the "Coinsurance Agreement"), pursuant to which the Company will cede, and the Service Provider will reinsure, the Coinsured Policies (as therein defined);

          WHEREAS, the Service Provider desires to provide any and all administrative and other services in respect of Coinsured Policies, ASO Contracts and Network Contracts (as hereinafter defined) to the Company in accordance with the terms of this Administration Agreement;

          WHEREAS, the Company will cooperate in a commercially reasonable manner with the Service Provider in the provision by the Service Provider of such administrative and other services in respect of Coinsured Policies, ASO Contracts and Network Contracts in accordance with the provisions of this Administration Agreement;

          WHEREAS, the Company and the Service Provider have entered into a Service Agreement pursuant to which the Company agrees to provide certain services to the Service Provider, on an interim basis to facilitate the orderly transition of the GBO Included Business from the Company to the Service Provider from and after the Closing Date (the "Service Agreement"); and

          WHEREAS, this Administration Agreement is intended to implement the provisions of the Purchase Agreement providing for all administrative and other services with respect to the Coinsured Policies, ASO

Contracts and Network Contracts being performed by the Service Provider and an orderly transition of the GBO Included Business from the Company to the Service Provider from and after the Closing Date under the Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual promises of the parties hereto, they hereby covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement or the Coinsurance Agreement, as the case may be. In the event of a conflict or difference in the definitions of any term in the Purchase Agreement and the Coinsurance Agreement, the definitions of the Purchase Agreement shall be used.

          The following terms, when used in this Administration Agreement, shall have the meanings set forth below, and shall be deemed to refer to the singular or plural as the context requires:

          "ADMINISTERED CONTRACTS" shall have the meaning set forth in Article
II.

          "ADMINISTRATIVE SERVICES" shall have the meaning set forth in Article V.A.2.(a).

          "ASO CONTRACT" shall have the meaning set forth in the Purchase Agreement.

          "CLAIM" shall mean a claim for benefits by or on behalf of a policyholder, certificate holder, beneficiary, plan participant, member, provider or other Person that has received an assignment of benefits, under an Administered Contract.

          "CLAIMANT" shall mean any Person who has a Claim.

          "EVENT OF DEFAULT" shall have the meaning set forth in Article XI.

          "GBO FEES" shall have the meaning set forth in Article VII.C.1.

          "NETWORK CONTRACT" means a contract with a health care provider or health care facility, or with an entity which has a contract with health care providers and/or health care facilities, under which the Company, its Affiliates or its client(s) is/are entitled to the benefit of negotiated rates of reimbursement for health care services.

                                   ARTICLE II
                                   APPOINTMENT


          The Company hereby appoints the Service Provider as its exclusive provider of Administrative Services to act in the name of and on behalf of the Company with respect to all (i) Coinsured Policies, (ii) ASO Contracts and (iii) Network Contracts (collectively the "Administered Contracts"), all on the terms, and subject to the limitations and conditions, set forth in this Administration Agreement. The Service Provider hereby accepts such appointment by the Company as its exclusive provider of Administrative Services with respect to all Administered Contracts, and agrees to perform the Administrative Services, all on the terms, and subject to the limitations and conditions, set forth in this Administration Agreement. Subject to the limitations set forth herein, the Service Provider shall have any and all required power, both express and implied, to carry out its duties and obligations under this Administration Agreement, including, without limitation, the power and authority to execute documents in the name of the Company. Notwithstanding the foregoing, the Company shall have the right to make ultimate decisions under this Administration Agreement with respect to Coinsured Policies, and the Service Provider shall be bound by all such ultimate decisions of the Company, provided that: (i) the Company shall consult with the Service Provider prior to the Company's exercise of its decision-making authority pursuant to this Article II,
(ii) all decisions of the Company made hereunder shall (w) comply with the terms of the Coinsured Policies, (x) comply with all material laws, regulations and orders applicable to the Company with respect to the Coinsured Policies and to the conduct of the activities contemplated hereby, (y) be consistent with prudent management practices in the life and health insurance industry generally, and (z) comply with the Standards of Performance as referenced and described in Article IV hereof, and (iii) the Service Provider shall have no liability for costs and expenses for any litigation arising out of, based on or related to any bad faith claims practices, willful misconduct, fraud or gross negligence of the Company or its Affiliates (without attributing to the Company or its Affiliates the actions of the Service Provider or its Affiliates). In the event the Company intends to exercise its decision-making authority hereunder, it shall give prompt notice of such intention to the Service Provider, but in no event later than ten (10) Business Days prior to the date of such exercise of authority, or such lesser period as is commercially reasonable for the Company and the Service Provider under the circumstances.

                                   ARTICLE III
                                      TERM

          Subject to the provisions of Article XI hereof, this Administration Agreement shall become effective as of the Effective Time and shall continue in effect until it terminates automatically upon the termination of all of the Company's liabilities and obligations under the Administered Contracts and the termination of all of the Company's and the Service Provider's obligations under the Coinsurance Agreement and this Administration Agreement.

                                   ARTICLE IV
                            STANDARDS OF PERFORMANCE

          A. GENERALLY. Subject to the provisions of this Administration Agreement, the Service Provider agrees that in providing the services under this Administration Agreement, it shall: (i) conduct itself in accordance with all reasonable commercial and professional standards of care, diligence and good faith which are substantially equal in quality to the standards the Company applied prior to the Effective Time, provided that such standards are not inconsistent with prudent management practices in the life and health insurance industry generally, and shall generally act in such a way as to preserve goodwill toward the Company on the part of the general public, customers, and all those having business relations with the Company; (ii) comply with all material laws, regulations and orders applicable to the Company with respect to the Administered Contracts and to the conduct of the activities contemplated hereby; (iii) comply with all standards of performance, terms and conditions of all Administered Contracts; and (iv) with respect to the Administered Contracts, carry on its affairs in the ordinary course of business and not make or institute any unusual method of doing business, GAAP or SAP accounting or operation. Notwithstanding the foregoing, the failure of the Service Provider to provide such services in accordance with the standards set forth above, to the extent due to the failure of the Company to provide information or services to the Service Provider as required under the Transaction Documents, shall not be deemed to be a breach of this Administration Agreement.

          B. STANDARDS OF PERFORMANCE. Prior to the Effective Time, the Company shall provide the Service Provider access to all of the Company's standards, procedures, policies, operating guidelines, practices and instructions (collectively, the "Standards"), which are in effect on the Effective Time, and which the Company has established and employed to administer the Administered Contracts, and the Service Provider shall acknowledge receipt of such Standards; PROVIDED, HOWEVER, the parties hereby agree that after the Effective Time, subject to the provisions of this Administration Agreement the Service Provider may, adopt or reject, maintain, update, change or alter such Standards, if (i) such changes in the Standards are not inconsistent with prudent management practices observed from time to time in the life and health insurance industry generally, and (ii) the Company approves or fails to disapprove such changes within five (5) Business Days of its receipt of notice from the Service Provider of such changes, and any disapproval by the Company hereunder is not unreasonable; FURTHER PROVIDED, HOWEVER, that for purposes of applying the foregoing standard, the parties hereto agree to recognize the unique nature of the transactions contemplated by this Administration Agreement and the other Transaction Documents, including but not limited to the transfer of GBO Included Business from the Company to the Service Provider during the Transition Period. The Service Provider shall be solely liable for all claims, liabilities, demands, actions, proceedings, damages, including punitive, consequential or extracontractual obligations and obligations in excess of original policy limits, losses, deficiencies, fines, penalties, costs or expenses, including reasonable attorneys' fees ("Demands") relating to or arising out of any act or omission of the Service Provider with respect to the adoption, rejection, modification or application of such Standards by the Service Provider.

                                    ARTICLE V
                    SERVICES PROVIDED BY THE SERVICE PROVIDER

          A.   GENERALLY.

          1. While this Administration Agreement is in effect, except as provided herein, the Service Provider shall provide all Administrative Services (as hereinafter defined) with respect to the Administered Contracts.

          2. (a) "Administrative Services" shall mean all services or duties necessary, customary or advisable in the conduct of the GBO Included Business with respect to the Administered Contracts, including without limitation all services and duties relating to the issuance, administration or renewal of all Administered Contracts and the services more fully described in this Article V; PROVIDED, HOWEVER, that Administrative Services shall not include any services which applicable law or regulatory requirement prohibit or otherwise do not permit the Service Provider to provide under this Administration Agreement; and PROVIDED, FURTHER, that any such services not permitted to be provided under this Administration Agreement shall be provided by the Company with the cooperation and assistance of the Service Provider, and the Service Provider shall reimburse the Company for its reasonable out-of-pocket expenses incurred in connection therewith. The Company will provide copies of and access to all books, records, documents and other information("Records") as requested by the Service Provider with respect to any such services provided by the Company hereunder.

               (b) The Administrative Services provided hereunder by the Service Provider shall include without limitation: underwriting; pricing of risk; premium and fee administration; policy and contract administration; policyholder and customer services; provider and related policyholder and customer services, including but not limited to, medical cost management, case management and medical review utilization management; claims administration, including the provision of benefit statements and of certain tax reporting data relating to the benefit payments; network development and network management services; the issuance, preparation and amending of contracts, forms and documents relating to any Administered Contract; maintenance of files (including, without limiting the foregoing, financial and tax information relating to any Administered Contract in accordance with applicable law and SAP and GAAP consistently applied, where applicable); calculation of book and tax reserves; maintenance of agent records and lists, and transmittal to agents of all required communications, all as related to any Administered Contract, including but not limited to, rate revision notices; agents' compensation calculation and support as related to the Administered Contracts; provision of other information and data; electronic data processing; regulatory compliance; office services; accounting, financial and other record-keeping services; management of relationships with third party vendors and others that provide services with respect to any Administered Contract; and any and all other services incidental to the administration of any Administered Contract.

          3. In performing the Administrative Services, the Service Provider agrees, subject to the provisions of Article V.A.2, to comply in all material respects with the terms of the Administered Contracts, PROVIDED, HOWEVER, that the Service Provider shall have no liability for the failure to comply with any terms of the Administered Contracts relating to or associated with the non-transferability or non-assignment provisions of such Administered Contracts.

          4. In performing the Administrative Services, the Service Provider agrees to use commercially reasonable efforts to keep informed of and comply in all material respects with applicable laws, rules and regulations relating to the Administered Contracts and the performance by the Service Provider of its duties and obligations under this Administration Agreement.

          5. The Service Provider agrees to use commercially reasonable efforts to maintain a staff of competent and trained personnel and sufficient equipment and supplies to perform the activities covered by this Administration Agreement in accordance with the standards required by this Administration Agreement; PROVIDED, HOWEVER, that for purposes of this Article V.A.5., the parties hereto agree to recognize the unique nature of the transactions contemplated by this Administration Agreement and the other Transaction Documents, including but not limited to the transfer of GBO Included Business from the Company to the Service Provider during the Transition Period. Whenever the Service Provider utilizes its employees to perform Administrative Services for the Company pursuant to this Administration Agreement, such employees shall at all times remain subject to the direction and control of the Service Provider.

          6. The Service Provider shall provide Administrative Services in accordance with and subject to the terms of this Administration Agreement. At the request of the Service Provider, the Company shall provide commercially reasonable cooperation to the Service Provider in connection with the provision of such services under this Administration Agreement.

          7. The Company and the Service Provider each shall from time to time appoint one or more individuals who shall serve as authorized representative(s) of such party for the purpose of carrying out this Administration Agreement. Such persons shall be authorized to act on behalf of their respective parties as to matters pertaining to this Administration Agreement. Each party shall notify the other, in writing, as to the name, address, and telephone number for any such authorized representative, and of any replacement thereof.

          B.   POLICY AND CONTRACT ISSUANCE.

          1. The Service Provider shall have authority to solicit the sale of Transition GBO Policies through the use of marketing and advertising materials in a form, content and circumstances as have been generally used by the Company prior to the Effective Time or as have been otherwise approved by the Company prior to the use thereof, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that each such solicitation, use of marketing and advertising materials must be made in compliance in all material respects and subject to the limitations of all applicable laws and regulations, the terms and conditions of the Coinsurance Agreement, and the terms and conditions of the License Agreement.

          2. The Service Provider shall have authority to underwrite Transition GBO Policies (including certificates, endorsements and binders), subject to the standards set forth in Article IV A.1 and in the Coinsurance Agreement.

          3. The Service Provider shall have authority to issue, deliver and arrange for execution or countersignature of Transition GBO Policies (including certificates, endorsements and binders), on forms generally used by the Company prior to the Effective Time and any new forms approved by the Company, which approval shall not be unreasonably withheld, and approved by appropriate regulatory authorities as required by law, consistent with the terms and conditions of the Coinsurance Agreement.

          4. The Service Provider is authorized to enter into fee agreements with agents on behalf of the Company to the extent necessary to sell, market and service the Administered Contracts. The form of the fee agreement for such agents shall be substantially the form attached hereto as Annex A, unless otherwise agreed to by the parties hereto.

          C.   CLAIMS ADMINISTRATION.

          1. The claims administration obligations of the Service Provider under this Administration Agreement shall include all obligations with respect to claims set forth in the Administered Contracts and the following:

          (a) the provision of standard forms necessary for submission and processing of Claims;

          (b) the receipt of notices of and review of all Claims, and creation and maintenance of files with respect to, and administration to final disposition of, each Claim made to or received by the Service Provider with respect to or arising out of any Administered Contract;

          (c) timely acknowledgment of the receipt of notices received from Claimants in connection with any such Claim;

          (d) timely investigation of any Claim, as necessary, to determine its validity and compensability, including verification of coverage and status information and utilization of any relevant documents and/or information made available to the Service Provider;

          (e) coordination of benefits in accordance with the provisions of Administered Contracts, if applicable;

          (f) performance of all administrative and clerical work in connection with any such Claim including computation and verification of the amounts of benefits, and furnishing to each Claimant an appropriate statement of the amounts of benefits, including to the extent permitted by law, and furnishing copies of benefit statements prepared for Claimants;

          (g) notification to Claimants of declined Claims and the reasons for the declinations;

          (h) provision to the appropriate ERISA plan fiduciary of all available information and documents within the control of the Service Provider which are necessary to enable such ERISA plan fiduciary to provide a review of a disputed Claim or a Claim on appeal;

          (i) maintenance and updating of sufficient statistical data to enable the Service Provider to effectively administer the Company's fee basis, if applicable, for benefit payments, as well as fees negotiated under Network Contracts, PROVIDED, HOWEVER, that to the extent that the condition or sufficiency of the statistical data provided to the Service Provider by the Company under this Administration Agreement or the Service Agreement causes circumstances that would constitute a breach by the Service Provider of its obligations under this

     Administration Agreement, the Service Provider will be deemed not to be in default under this Administration Agreement;


          (j) reasonable response to any inquiry, complaint or request received from any Claimant, agent, broker, regulator or other interested party pertaining to or regarding any such Claim, and proper recordation of such complaints in separate complaint logs to be maintained by the Service Provider;

          (k) provision of such special telephone arrangements, including access to toll-free telephone lines, as is required by the Service Provider's obligations and responsibilities under the Administered Contracts;

          (l) provision of the services of claim consultants to advise and assist on matters relating to Claims, as needed;

          (m) to the extent required by law, provision for withholding of FICA, federal, state and/or local income taxes from benefit payments, and for remittance of amounts withheld to the Internal Revenue Service and/or appropriate state or local tax authorities;

          (n) to the extent required by law, provision of reports on taxable benefits, and the amounts withheld on account of FICA, federal, state and/or local income taxes, both as payments of benefits are made, and as of the end of each calendar or fiscal year;

          (o) to the extent required by law, preparation of individual income tax reports indicating taxable benefits paid and amounts withheld, and distributions required;

          (p) compliance with Claims file maintenance, record retention and reconciliation requirements in conformity in all material respects with applicable law and regulation and the provisions of the Administered Contracts and the performance standards set forth in this Administration Agreement or as otherwise agreed upon by the parties;

          (q) engagement and direction, as necessary, of attorneys, consultants or other professionals in connection with the processing and handling of any such Claim; and

          (r) generally, subject to the provisions of Section 7.9 of the Coinsurance Agreement, all such other acts and things reasonably necessary in the administration and settlement of all such Claims and processing and submission to reinsurers of all claims relating to reinsurance agreements with respect to the Coinsured Policies, including all other matters relating to coverage determination, investigation, compromise, settlement, negotiation, denial, defense or payment of Claims.

          2. As soon as is reasonably practicable, the Service Provider will make arrangements with policyholders and contractholders under Administered Contracts to report all Claims directly to the Service Provider. The Company will promptly forward any Claim and Claim material that are received by the Company or its Affiliates directly to the Service Provider.

          3. The Service Provider shall adjudicate Claims within a reasonable period after the date on which all necessary documents and information are received by the Service Provider and in accordance with the terms of the Administered Contracts and applicable law and regulations.

          D.   POLICY AND CONTRACT ADMINISTRATION;
REIMBURSEMENTS; REGULATORY MATTERS.

          1. The policy and contract administration obligations of the Service Provider under this Administration Agreement shall include all services required with respect to the administration of the Administered Contracts, including, without limitation:

          (a) administration of premiums and fees (including billing, payment, reimbursement and collection) and general policyholder and contract holder services (including processing of experience refunds or similar payments); and


          (b) The Service Provider's reasonable estimates of the calculation, establishment or recommendation of applicable reserves and appropriate reporting to the Company of such reserves; and

          2. (a) To the extent that the Company pays costs for which the Service Provider is liable pursuant to this Article, the Service Provider shall reimburse the Company for such amounts paid by the Company, net of any offset, credit or return that directly reduces such costs. To the extent that the Service Provider pays or reimburses the Company for any costs, and the Company obtains an offset, credit or return that directly reduces such costs, the Company shall reimburse the Service Provider for such amounts if not previously netted.

               (b) To the extent the Service Provider pays costs or expenses for which the Company is liable pursuant to this Article, the Company shall reimburse the Service Provider for such amounts paid by the Service Provider, net of any offset, credit or return that directly reduces such costs. To the extent that the Company pays or reimburses the Service Provider for any costs, and the Service Provider obtains an offset, credit or return that directly reduces such costs, the Service Provider shall reimburse the Company for such amounts if not previously netted.

               (c) A party shall reimburse the other party within ten (10) Business Days of the delivery of any request for reimbursement, together with any necessary supporting documentation therefor. A party shall reimburse the other party within ten (10) Business Days of the receipt of any offset, credit or return for which the other party is entitled to reimbursement. Any amount not paid within such ten-day period shall bear simple interest at the daily average of the 30-day commercial paper rates as reported in Federal Reserve Publication H-15 (the "30-Day C.P. Rate") until the date of payment.

          E.   PREMIUM RATE FORMULAS.

          The Service Provider shall provide the Company with its premium rate formulas that are currently used to develop premium rates applicable to the Coinsured Policies. The Service Provider shall have the right to propose and implement changes to such premium rate formulas, subject to all required regulatory approvals and the Service Provider shall prepare any necessary rate submissions with respect to the changes to premium rate formulas under the Coinsured Policies. Where required by law, the Company shall execute and forward any necessary rate submissions prepared by the Service Provider with respect to permitted changes in premium rate formulas to the applicable state insurance departments, on its own behalf, in accordance with state regulatory requirements. The parties agree that the Company's right to disapprove any proposed premium rate formula will be exercised only if such formula would be violative of applicable laws or regulations, or would be grossly commercially unreasonable or, with respect to a particular Existing GBO Policy form, would represent a 15% or greater reduction in pricing.

          F.   FINANCIAL, STATISTICAL AND TAX SERVICES.

          1. To the extent applicable, the Service Provider shall use commercially reasonable efforts to collect, administer and provide to the Company the information and data required for the Company to:

     (a) continue to maintain financial, statistical and tax data with respect to its Administered Contracts;

     (b) comply with any and all federal, state, and local laws including, without limitation, all statutory insurance reporting requirements and tax filing requirements;

     (c) meet all applicable regulatory requirements, annual and quarterly statement data (by statutory line of business; direct, acquired, ceded; by state, etc.) in accordance with both SAP and GAAP consistently applied, which are necessary to prepare the detailed supporting statutory exhibits and schedules; and

     (d)  provide reports to Third Party Reinsurers of Administered
     Contracts;

     PROVIDED, HOWEVER, that to the extent that the condition or sufficiency of the financial, statistical, tax or other data provided to the Service Provider by the Company under the Service Agreement causes circumstances that would constitute a breach by the Service Provider of its obligations under this Administration Agreement, the Service Provider will be deemed not to be in default under this Administration Agreement. All information and data provided by the Service Provider to the Company pursuant to this Article V.F. will be provided in accordance with Annex A.

          2. The Service Provider will provide such other information relating to the Coinsured Policies as may be reasonably requested from time to time by the Company.

          3. Nothing herein shall be construed to require the Service Provider to prepare any tax return, SAP filing or any other report required to be filed by the Company. The Company shall be solely responsible for preparing and filing such reports.

                                   ARTICLE VI
                               REGULATORY MATTERS

          A.   FINANCIAL OBLIGATIONS.

          1. The Company shall be liable for any governmental or other regulatory complaints or regulatory proceedings to the extent they arise from facts, actions, omissions or occurrences which arise or were initiated prior to the Effective Time. Such responsibility shall include, without limiting the foregoing, all fines, penalties, obligations, liabilities, costs and expenses including but not limited to liability for all legal expenses incurred by the Service Provider after the Effective Time with respect to such complaints or proceedings, and all amounts payable in settlement of such complaints or proceedings.

          2. The Service Provider shall be liable for any governmental or other regulatory complaints or regulatory proceedings to the extent that they arise from facts, actions, omissions or occurrences which arise or were initiated on or after the Effective Time. Such responsibility shall include, without limiting the foregoing, all fines, penalties, obligations, liabilities, costs and expenses including but not limited to liability for all legal expenses incurred by the Service Provider, and all amounts payable in settlement of such complaints or proceedings.


          B. RESPONSES TO REGULATORY AUTHORITIES. The Company (with respect to matters affecting its license and liability) or the Service Provider (with respect to matters affecting its license and liability), as the case may be, agrees to provide a prompt initial response to inquiries received from state insurance departments or other governmental or regulatory authorities regarding policyholder, contractholder, provider and consumer concerns or otherwise arising out of or in connection with any activity or omission with respect to the Administered Contracts which occurred prior to, on, or after the Effective Time. Notwithstanding the foregoing, the Company and the Service Provider shall consult with one another prior to providing such response or entering into any other communications with regulators regarding such inquiries, and they shall both act in good faith and cooperate with each other in attempting to agree on the form and substance of such response or communication. The Company and the Service Provider shall both have the right to participate in meetings and conversations with such governmental or regulatory authorities to discuss such inquiries. The Service Provider or the Company, as the case may be, will provide the other party with all information necessary for such other party to conduct whatever investigation is reasonable under the circumstances in order to respond to such inquiries. Each party shall notify in writing the other of any such inquiry within two (2) Business Days of receipt of such inquiry and provide copies of all relevant documents related thereto. After such consultation and cooperation, the Company shall have the right to control the resolution (including entering into settlements with regulatory authorities) with respect to any inquiry or complaint against it. The Service Provider shall have the right to control the resolution (including entering into settlements with regulatory authorities) with respect to any inquiry or complaint against it.

          C. REVIEWS AND AUDITS BY REGULATORY AUTHORITIES. Each party agrees to notify in writing the other party within two (2) Business Days upon receipt of any written or oral communication from any state insurance department or any other government or regulatory department or agency of such department's or agency's intention to commence any market conduct or similar examination or review or to proceed with any administrative action, such as a hearing, fine, penalty, license suspension or revocation or similar action, against the Service Provider or the Company, which examination, review or administrative action relates in any way to the Service Provider's performance under this Administration Agreement or which otherwise relates solely to any of the Administered Contracts. The Service Provider and the Company agree to cooperate fully with each other and to use their reasonable good faith efforts in jointly resolving any such issue or matter raised by a state insurance department or any other government or regulatory department or agency.

          D. COOPERATION. The Company and the Service Provider agree to cooperate fully with each other and use their reasonable good faith efforts in dealing with the various state insurance departments and other regulatory authorities in maintaining the Administered Contracts in compliance in all material respects with existing and future laws and regulations. If the Service Provider determines that any of the Administered Contracts are materially not in compliance with such laws and regulations, the Service Provider shall so notify the Company. The Service Provider shall prepare and file any necessary amendments to such Administered Contracts and other filings or documents required and shall prepare any necessary filings for submission by the Company.

          E. NOTICE TO INSUREDS. Where required by law, the Service Provider, with the Company's cooperation, shall give written notice to insureds of the identity of the Service Provider and the relationship between the

Service Provider, the Company and the insured. The Service Provider shall provide the Company with an advance copy of such notice prior to any distribution of the notice. Notwithstanding the foregoing, all correspondence sent to policyholders of the Coinsured Policies concerning matters related to the administration of such Coinsured Policies shall be in the name of the Company or, alternatively, in the name of the Service Provider as administrator of the Coinsured Policies on behalf of the Company. If correspondence is in the name of the Service Provider, it shall nevertheless (i) clearly reference the fact that the Company shall remain obligated to pay benefits under the Coinsured Policies, (ii) contain a telephone number and address of the Company, and (iii) contain a return address of either the Company or the Service Provider, as administrator for the Company.

                                   ARTICLE VII
                      OTHER SERVICES AND FURTHER AGREEMENTS

          A.   SPECIFIC ACTIONS.

          1. The Company shall take no action with respect to the Administered Contracts without obtaining the prior written consent of the Service Provider, which consent shall not be unreasonably withheld, except to the extent required by applicable law or regulatory authority or as required by the provisions of the applicable Administered Contract.

          2. The Company shall make no change, modification, amendment or renewal of any of its Administered Contracts or any other arrangements with a third party to provide services relating to the Administered Contracts without the prior written consent of the Service Provider, which consent shall not be unreasonably withheld, except to the extent required by applicable law or regulatory authority or as required by the provisions of the applicable Administered Contract. Notwithstanding anything to the contrary herein, the Company agrees that upon the request of the Service Provider, the Company will not renew an Administered Contract, other than Coinsured Policies delivered within the State of New York, unless required to do so by applicable law or regulation or the provisions of an Administered Contract. With respect to Coinsured Policies delivered within the State of New York, the Company will renew such Coinsured Policies at the request of the Service Provider.

          B.   FEES FOR SERVICES; REIMBURSEMENT OF EXPENSES.

          1. As consideration for the purchase by WellPoint of the GBO Included Business from the Company pursuant to the Purchase Agreement and the provision of Administrative Services hereunder, the Service Provider shall be entitled to any and all consideration arising out of the Administered Contracts, including, without limitation, all premium and other fees received by the Company in respect of such Administered Contracts (collectively, "GBO Fees"). The Service Provider shall provide all Administrative Services pursuant to this Administration Agreement with respect to the Administered Contracts at its own expense.

          2. All GBO Fees shall be paid to bank accounts established or maintained pursuant to Article VIII, and the Service Provider shall be permitted to withdraw the GBO Fees as provided in Annex C.

                                  ARTICLE VIII
                                  BANK ACCOUNTS

          A.   ACCOUNTS.

          1. Consistent with their respective obligations to pay Claims with respect to the Administered Contracts, the Company and the Service Provider shall establish or maintain disbursement and claims paying accounts owned by and in the name of the Company or the Service Provider, as the case may be.


          2. As between the parties, the rights, responsibilities and obligations of each party with respect to such bank accounts shall be as set forth on Annex C, attached hereto.

          B. ESCHEAT. Each party shall retain responsibility for all applicable escheat administration services with respect to such bank accounts established by it, including check escheat and related record keeping. Each party agrees to provide such information available to it to the other party and to maintain and transmit such records with respect to such bank accounts to reflect such information as may be required by the other party with respect to escheatable amounts.

          C. BANKING FUNCTIONS. Each party shall retain responsibility for all banking functions with respect to all such bank accounts of such party, and the Service Provider shall retain responsibility for all banking functions with respect to all such bank accounts of clients, including performing daily operational activities, account maintenance and contracts with the respective banks, and bank reconciliations. These functions shall be performed in accordance with the applicable standards set forth herein.

          D. ASSIGNMENT. At the Effective Time, the Company shall assign, or cause the Service Provider's name to be added to, all bank accounts theretofore established by the Company pursuant to this Article VIII.

                                   ARTICLE IX
                               REPORTS AND RECORDS

          A.   RECORDS AND ACCESS TO RECORDS.

          1. The Service Provider agrees to use commercially reasonable efforts to perform all data processing activities and to keep and maintain identifiable, orderly, accurate, complete and timely records and accounts of all business and transactions pertaining thereto and Claims administered under this Administration Agreement including complete underwriting and claims files; PROVIDED, HOWEVER, that to the extent that the condition or sufficiency of the statistical data, books, records, accounts and files provided to the Service Provider by the Company under this Administration Agreement or the Service Agreement causes circumstances that would constitute a breach by the Service Provider of its obligations under this Administration Agreement, the Service Provider will be deemed not to be in default under this Administration Agreement. The Service Provider and the Company agree to maintain such records and accounts available at such locations as required by applicable state law, including but not limited to New York Insurance Regulation 152. All books, records and files established and maintained by the Service Provider by reason of its performance under this Administration Agreement shall be subject to examination at all reasonable times upon reasonable notice by the Company and persons authorized by it or any governmental agency having jurisdiction over the Company.

          2. The Company shall on the Closing Date, or as soon thereafter as is practicable:

     (a) transfer to the Service Provider in a commercially reasonable manner and form the files, or copies thereof, owned by it that relate exclusively to each Administered Contract or, if not exclusively so relating, copies of those portions of such files applicable to each Administered Contract will be transferred to the

          Service Provider to the extent reasonable and practicable; and

     (b) if a file or portion thereof relating to an Administered Contract cannot be transferred or a copy cannot be provided to the Service Provider pursuant to Article IX B hereof, then it will be made available for inspection by the Service Provider.

     3. (a) If the transfer of any files requires the consent of any Person, the Company shall use commercially reasonable efforts to secure such consent on or prior to the date such transfer is to be made. Where such consent cannot be obtained, the Company shall not be required to transfer the applicable files to the Service Provider but shall provide copies of such files unless the absence of such consent prohibits providing copies, in which case the Company shall provide the Service Provider with access to such files.

          (b) Nothing in this Article shall require the Company to transfer to the Service Provider any original files which the Company is required by any applicable laws or regulations or contractual obligations to retain, provided that the Company shall provide true and complete copies of such original files to the Service Provider.

          4. For so long as there are Administered Contracts issued or renewed by the Company (or thereafter, if required by law or regulation or the provisions of the applicable Administered Contract), the Service Provider shall retain all files transferred by the Company or produced by the Service Provider on behalf of the Company to the extent such files are required by applicable law or regulation or the provisions of the applicable Administered Contract to be retained by either the Service Provider or the Company.

          5. To the extent permitted or not prohibited by applicable law or regulation, from the date hereof until the date on which the Company has fulfilled all of its obligations to transfer files to the Service Provider under this Administration Agreement, and at any time (without limitation) as may be required in the Service Provider's reasonable judgment in order for the Service Provider to comply with any law or regulation or to perform its obligations or responsibilities under this Administration

Agreement, the Service Provider and its authorized representatives may from time to time reasonably request, and the Company shall provide, at reasonable times during normal business hours, full and open access to examine all such files to be transferred and all files under the control of the Company pertaining to any of the Administered Contracts and to the services to be provided by the Service Provider under this Administration Agreement and to discuss any matters relating to any of the Administered Contracts and the services to be provided by the Service Provider under this Administration Agreement with the employees and agents of the Company who are knowledgeable therewith, so that the Service Provider shall have sufficient opportunity to make whatever investigation it shall deem necessary and desirable in connection with the transactions contemplated by this Administration Agreement. Such access and opportunity shall be exercised by the Service Provider and such authorized representatives in a manner that shall not interfere unreasonably with the operations of the Company. Such access shall include the right of the Service Provider to make and retain copies of any files to the extent that the Service Provider reasonably determines that it requires copies of such files in order to carry out the transactions contemplated by this Administration Agreement or for any legitimate business purpose related to this Administration Agreement. Notwithstanding the first sentence of this subparagraph, no request by the Service Provider shall diminish or otherwise affect any of the obligations or responsibilities of the Company under this Administration Agreement.

          6. To the extent permitted or not prohibited by applicable law or regulation, from the date hereof until the date on which the Service Provider has fulfilled all its obligations to perform services for the Company under this Administration Agreement, and at any time (without limitation) as may be required in the reasonable judgment of the Company for the Company to comply with any law or regulation or to perform its obligations or responsibilities under this Administration Agreement, the Company and its authorized representatives may from time to time reasonably request, and the Service Provider shall provide, at reasonable times during normal business hours, full and open access to examine the files of the Service Provider pertaining to any of the Administered Contracts and to the services to be provided by the Service Provider under this Administration Agreement (including, but not limited to, the files transferred to the Service Provider pursuant to this Article and still then retained by the Service Provider) and to discuss such services with the employees and agents of the Service Provider who are knowledgeable therewith, so that the Company shall have sufficient opportunity to make whatever investigation it shall deem necessary and desirable in connection with the transactions contemplated by this Administration Agreement. Such access and opportunity shall be exercised by the Company and such representatives' in a manner that shall not interfere unreasonably with the operations of the Service Provider. Such access shall include the right of the Company to make and retain copies of any files to the extent that the Company reasonably determines that it requires copies of such files in order to carry out the transactions contemplated by this Administration Agreement or for any legitimate business purpose contemplated by this Administration Agreement. Notwithstanding the first sentence of this subparagraph, no request by the Company shall diminish or otherwise affect any of the obligations or responsibilities of the Service Provider under this Administration Agreement.

          7. During the term of this Administration Agreement (or thereafter, if required by law or regulation), the Service Provider shall retain all files transferred by the Company or produced by the Service Provider on behalf of the Company to the extent such files are required by applicable law or regulation or the terms of an Administered Contract to be retained by either the Service Provider or the Company and to the extent such files have not been transferred to the Company. Any files which are not transferred to the Service Provider shall be retained by the Company to the extent such files are required by applicable law or regulation or the terms of an Administered Contract to be retained by either the Service Provider or the Company.

          8. Each party hereto shall pay all storage and related expenses associated with any files, and copies thereof, which it retains in its possession.

          B. OWNERSHIP. All original files or suitable copies, which are transferred to the Service Provider by the Company or produced by the Service Provider for the benefit of the Company pursuant to this Administration Agreement, shall be or remain the property of the Service Provider unless it is otherwise required by applicable law or regulations that the Company retain ownership. Notwithstanding the foregoing, all files and records relating to Coinsured Policies delivered within the State of New York shall be and remain the property of the Company. At such time as the Service Provider determines it is no longer necessary under applicable law or regulation or the terms of an Administered Contract to retain any file or copy thereof which is the property of the Company, it may elect to return such file or copy thereof to the Company. Notwithstanding anything herein to the contrary, the Service Provider shall have the right to retain suitable copies of all files (originals and copies) transferred by the Company to the Service Provider pursuant to this Administration Agreement.

          C. AUDIT. For so long as there are Coinsured Policies or ASO Contracts issued or renewed by the Company, the Company may, at its own expense, reasonably conduct (or have conducted on its behalf) an audit of the Service Provider with respect to such files and other relevant documents in the possession of the Service Provider upon reasonable written notice to the Service Provider during normal business hours and solely for the purpose of:
(i) responding to or facilitating any regulatory investigation or inquiry, or
(ii) investigating or defending a Claim or a complaint by a third party against the Company relating to an Administered Contract.


                                    ARTICLE X
                                  LEGAL ACTIONS

          A. GENERALLY. Subject to the provisions of the Purchase Agreement, neither the Company nor the Service Provider shall have the authority to institute, prosecute or maintain any legal or regulatory proceedings on behalf of the other party without the prior written consent of such other party, which consent shall not be unreasonably withheld. Notwithstanding any other provision of this Administration Agreement, no defense shall be interposed and no settlement shall be entered into or agreed to by either party without the prior written consent of the other party which consent shall not be unreasonably withheld except that such party in its sole discretion may withhold consent, if such defense or settlement could materially affect such party's licenses, its relationship with any regulatory or governmental authority, or such party's ability to conduct the GBO Included Business, or the Company's ability to conduct the GBO Excluded Business.

          B. NOTIFICATION. Each party shall promptly notify the other party of any claim which may reasonably be expected to exceed $250,000 by reason of an extracontractual obligation, a judgment in excess of policy limits, bad faith or punitive damages.

                                   ARTICLE XI
                                   TERMINATION

          A. TERMINATION OF ADMINISTRATION AGREEMENT. This Administration Agreement may be terminated by mutual agreement of the parties. This Administration Agreement will, unless earlier terminated by the Company pursuant to this Article XI, terminate automatically upon the termination of all of the Company's liabilities and obligations under the Administered Contracts and the termination of all of its and the Service Provider's obligations under the Coinsurance Agreement and this Administration Agreement. Notwithstanding any other provision of this Administration Agreement, the Service Provider may not terminate this Agreement for any reason whatsoever.

          B. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default:

          1. The Service Provider fails to perform or observe any material covenant, term or condition contained herein, including, but not limited to, material breach of performance or payment requirements, and such failure or breach shall (i) not have been cured within one hundred twenty (120) days, or such lesser period as shall be necessary to avert any imminent revocation of the Company's license to do an insurance business in any Permitted Jurisdiction, after notice by the Company of such failure or breach, (ii) have caused revocation of the Company's license to do an insurance business in any Permitted Jurisdiction or a Material Adverse Effect with respect to the Company, and (iii) have been finally decided pursuant to the procedures referenced in Article XIV hereof, PROVIDED, HOWEVER, that this subparagraph (iii) shall not apply if the Company's license to do an insurance business in a Permitted Jurisdiction would be revoked before the entry of a final arbitration decision pursuant to the procedures referenced in Article XIV hereof. Any notice delivered by the Company pursuant to this subparagraph shall be accompanied by a demand for a plan of cure, which plan of cure shall be delivered by the Service Provider to the Company within fifteen (15) days of the receipt of such demand.

          2.   The termination of the Coinsurance Agreement;

          3. If the Service Provider shall (i) commence a voluntary case or other proceeding seeking rehabilitation, reorganization, liquidation or other relief with respect to itself or its debts under any insolvency, conservatorship, receivership, rehabilitation, liquidation or other similar law now or hereafter in effect that authorizes the rehabilitation, reorganization or liquidation of the Service Provider or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (iii) make a general assignment for the benefit of creditors, or
(iv) fail generally to pay its debts as they became due, or (v) take any corporate action to authorize any of the foregoing;

          4. Any involuntary case or other proceeding shall be commenced against the Service Provider seeking rehabilitation, reorganization, liquidation or other relief with respect to it or its debts under any insolvency, conservatorship, receivership, rehabilitation, liquidation or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or

          5. An order is entered by a court of competent jurisdiction affecting substantially all of the property or affairs of the Service Provider under insolvency, conservatorship, receivership, rehabilitation, liquidation or other similar laws as now or hereafter in effect and such order shall remain undismissed and unstayed of a period of sixty (60) days.

          C. TERMINATION UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default as described in paragraph B above, the Company may, at its option, terminate this Administration Agreement by giving written notice to the Service Provider of its termination of this Administration Agreement.

          D. TRANSITION FOLLOWING TERMINATION UPON EVENT OF DEFAULT. In the event of termination under paragraph B above, the Service Provider and the Company shall effect a transition and an orderly transfer of responsibilities as follows:

          1. TRANSITION. If this Administration Agreement is terminated by the Company pursuant to paragraph B above, the Service Provider will take all such action reasonably requested by the Company (including without limitation continuing to provide such services as are necessary until transfer of administration to another service provider or the Company), and will reasonably cooperate with the Company, to facilitate the transition of the services to another service provider selected by the Company or to the Company.

          2. TRANSFER OF INFORMATION TO THE COMPANY. Upon termination of this Administration Agreement under paragraph B above, at the Company's option and request, the Service Provider shall perform all steps necessary, at the expense of the Service Provider, to transfer all Company property and information to the Company or a party designated by the Company, including, but not limited to, insurance policies, financial and technical information and data, books, records and other information relating to the Coinsured Policies, and the Service Provider shall promptly deliver all such property and information to the Company or the Company's designee.

          3. OBLIGATIONS REGARDING COVERED POLICIES. Upon termination of this Administration Agreement for any reason, the Company shall assume all of the obligations of the Service Provider hereunder relating to the provision of administrative services with respect to the Administered Contracts.

          E. RETURN OF FILES. Upon termination of this Administration Agreement, under paragraph A above at the request of a party, any files obtained by the other party from the requesting party or produced by the other party for the benefit of the requesting party shall be returned or transferred to such requesting party in a commercially reasonable manner at the expense of the requesting party promptly after written request therefor shall have been received from such requesting party, PROVIDED, HOWEVER, that such other party shall be permitted to make copies of such files as may be required for such party to meet its obligations and responsibilities and engage in the transactions contemplated by the Purchase Agreement, the Coinsurance Agreement, this Administration Agreement or for other good and valid business reasons contemplated by such agreements, including but not limited to the obligations of such other party to comply with applicable law or regulatory requirements or the requirements of Administered Contracts. If a party has not requested return of any file within one hundred eighty (180) days after the termination under paragraph A above; such party shall be deemed to have waived its rights to return of such file.

          F. PARTIAL TERMINATION. If, as a result of the loss of any license, authorization or accreditation, the Service Provider is unable to perform its obligations hereunder, then this Administration Agreement shall be terminated as to the affected obligations only; PROVIDED, HOWEVER, that in such event, the Service Provider shall have obtained the services of a third party to perform such affected obligations.

          G. CONTINUATION OF CERTAIN OBLIGATIONS. Notwithstanding the termination of this Administration Agreement, the obligations of the Service Provider or of the Company, as the case may be, under Article IX.A.7., Article IX.C., Article XI.D., Article XI.G., Article XII, Article XIII, Article XIV and
Article XV, paragraphs B,G
and O shall remain in full force and effect. In addition, notwithstanding the termination of this Administration Agreement, the Service Provider shall pay to the Company all amounts due and owing to the Company pursuant to Article V.A.2. through the termination of this Administration Agreement.

                                   ARTICLE XII
                                 CONFIDENTIALITY

          This Administration Agreement and the information provided thereunder shall be subject to the confidentiality provisions of Section 16.1 of the Purchase Agreement. Notwithstanding the foregoing, disclosure of confidential or proprietary information with respect to any individual covered for benefits with respect to an Administered Contract may be made at the request of such individual or his or her legal representative. Confidential and proprietary information may also be disclosed with the consent of both parties, which consent will not be unreasonably withheld. The Service Provider and the Company will continue to comply with the provisions of the Confidentiality Agreement dated April 25, 1995.

                                  ARTICLE XIII
                                INDEMNIFICATION

          A. THE SERVICE PROVIDER. The Service Provider hereby agrees on demand to indemnify and hold harmless the Company and its Affiliates, and their respective officers, directors and employees (each an "Indemnified Party") from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including, without limitation, any Governmental Entity) and Liabilities, paid or incurred (including reasonable attorneys' fees), resulting from or arising out of (i) the breach of or failure to perform any of the duties, obligations, covenants or agreements of the Service Provider contained in this Administration Agreement, (ii) any claim made against any Indemnified Party by any person to the extent relating to the Service Provider's performance of, or failure to perform, the terms of this Administration Agreement, (iii) the Service Provider's failure to comply with all laws, regulations and orders applicable to the Company with respect to the Administered Contracts and to the conduct of the activities contemplated hereby and (iv) any failure to comply with the standards of performance, terms or conditions of all Administered Contracts; PROVIDED, HOWEVER, that this subparagraph (iv) shall not apply to the extent that such failure to comply arises out of or is based on (x) any terms of the Administered

Contracts relating to or associated with the non-transferability or non-assignment provisions of such Administered Contracts, or (y) any bad faith claims practices, willful misconduct, fraud or gross negligence of the Company or its Affiliates (without attributing to the Company or its Affiliates the actions of the Service Provider or its Affiliates).

          B. THE COMPANY. The Company hereby agrees on demand to indemnify and hold harmless the Service Provider and its Affiliates, and their respective officers, directors and employees from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including, without limitation, any Governmental Entity) and Liabilities, paid or incurred (including reasonable attorneys' fees), resulting from or arising out of the breach of or failure to perform any of the duties, obligations, covenants or agreements of the Company contained in this Administration Agreement.

          C.   INDEMNIFICATION PROCEDURES.  Indemnification under
Section XIII.A. and XIII.B. shall be made using the procedures, terms and conditions contained in Sections 14.2 and 14.3 of the Purchase Agreement as if fully set forth herein, with (i) references in Section 14.2(a) to "indemnification under Section 14.1 of this Agreement" changed to refer to "indemnification under Section XIII.A. or XIII.B., as the case may be, of this Administration Agreement", (ii) the phrase "except as provided in
Section 14.1(g) and" deleted in Section 14.2(c), (iii) references in
Section 14.3 to "this Article XIV" shall be changed to refer to "this Section XIII.A." or "this Section XIII.B.", as the case may be, and (iv) the phrases "and, in any event, within the time period referred to in Section 14.1(g)" and "So long as Indemnitee provides the Indemnity Notice within the time period referred to in Section 14.1(g)," deleted from the text of Section 14.3.

                                   ARTICLE XIV
                                   ARBITRATION

          Any dispute or difference between the parties with respect to the operation or interpretation of, or arising from or relating to, this Administration Agreement on which an amicable understanding cannot be reached shall be decided by binding arbitration. Arbitration hereunder shall be pursuant to and in accordance with the terms, conditions and procedures set forth in Article XV of the Purchase Agreement.

                                   ARTICLE XV
                               GENERAL PROVISIONS

          A. COOPERATION. The parties shall cooperate in a commercially reasonable manner in order that the duties assumed by the Service Provider will be effectively, efficiently and promptly discharged, and will not take any actions which would frustrate the intent of the transactions contemplated by this Administration Agreement, the Purchase Agreement or the Coinsurance Agreement. Each party shall, at all reasonable times during normal business hours under the circumstances, make available to the other party properly authorized personnel for the purpose of consultation and decision. As soon as practicable after the Effective Time, the Company shall make available to the Service Provider copies of all policy forms and examples of all other forms, including drafts and checks, used by the Company in its administration of the Administered Contracts as reasonably requested by the Service Provider.

          B. AMENDMENT; WAIVERS. This Administration Agreement may be amended or modified, and any of the terms or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision or term contained in this Administration Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision or term of this Administration Agreement. The failure of the Company or the Service Provider to insist on strict compliance with this Administration Agreement, or to exercise any right or remedy under this Administration Agreement, shall not constitute a waiver of any rights provided under this Administration Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

          C. ENTIRE AGREEMENT. Except as otherwise provided in the Purchase Agreement and the Annexes and Schedules attached thereto, this Administration Agreement, including all Annexes or Schedules attached hereto, and the other Transaction Documents contain the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written with regard to such transactions. All Annexes or Schedules delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

          D. RELATIONSHIP. The Company and the Service Provider are and shall remain independent contractors and not employees, agents or partners of the other party. Except as expressly granted in this Administration Agreement or otherwise by the other party in writing or as may be required by law or as necessary to perform the services to be provided hereunder or to obtain the benefits hereof, no party shall have any authority, express or implied, to act as an agent of the other party or its subsidiaries or affiliates under this Administration Agreement. Except as otherwise provided by any agreement between the parties, the Service Provider shall be responsible for, and the Company shall have no liability for, the payment of all employment, income and social security taxes arising in connection with the compensation payable to the Service Provider's personnel involved in the provision of the services hereunder.

          E. ERRORS AND Omissions. Any delays, errors or omissions on the part of a party occurring in connection with this Administration Agreement or any transaction hereunder shall not relieve any other party from any liability to the first party which would have otherwise attached, had such delay, error or omission not occurred, provided that such error or omission is rectified as soon as reasonably practicable after discovery thereof.

          F. BEST EFFORTS. No reference in this Administration Agreement to "best efforts" or "commercially reasonable efforts" shall require a person obligated to use its best or commercially reasonable efforts to incur substantial out-of-pocket expenses, to incur indebtedness or, except as expressly provided herein, to institute litigation or to consent generally to service of process in any jurisdiction.

          G. GOVERNING LAW. This Administration Agreement shall be deemed to have been made under and governed by the laws of the State of Delaware without regard to Delaware's choice of law rules.

          H. INVALIDITY. Unless the invalidity or unenforceability of any provision or portion thereof frustrates the intent of the parties or the purpose of this Administration Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions or portions thereof. In the event that such provision shall be declared unenforceable by a court of competent jurisdiction, such provision or portion thereof, to the extent declared unenforceable, shall be stricken. However, in the event any such provision or portion thereof shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law and shall continue to be fully enforceable as so modified unless such modification frustrates the intent of the parties or the purpose of this Administration Agreement.


          I. COUNTERPARTS. This Administration Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


          J. NO THIRD PARTY BENEFICIARIES. Nothing in this Administration Agreement is intended to confer any rights or remedies under or by reason of this Administration Agreement on any persons other than the Company and the Service Provider and their respective successors and assigns. Nothing in this Administration Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Company or the Service Provider. No provision of this Administration Agreement shall give any third persons any right of subrogation or action over or against the Company or the Service Provider.

          K. ASSIGNMENT. The Service Provider may assign its rights and obligations under this Administration Agreement to a wholly-owned subsidiary or an Affiliate which is directly or indirectly wholly-owned by the Service Provider's ultimate parent, after giving written notice of such assignment to the Company, PROVIDED, HOWEVER, that the Service Provider shall remain primarily liable for any obligations which it assigns, delegates or out sources. Except as so permitted, neither party shall assign this Administration Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect; PROVIDED, HOWEVER, that no such assignment shall reduce or otherwise vitiate any of the obligations of any other party hereunder. This Administration Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

          L. HEADINGS. The headings in this Administration Agreement are for the convenience of reference only and shall not affect its interpretation.

          M. PREPARATION. This Administration Agreement has been jointly prepared by the parties hereto and the terms hereof will not be construed in favor of or against any such party by reason of its participation in such preparation.

          N. REASONABLENESS. Each of the parties will act reasonably and in good faith on all matters within the terms of this Administration Agreement.

          O. NOTICES. All notices, requests, demands, approvals and other communications under this Administration Agreement shall be in writing and shall be deemed duly given upon delivery if delivered personally, upon confirmation of transmission if sent by telex or facsimile, upon the third Business Day after mailing if sent by certified or registered mail, postage prepaid, and upon receipt if sent by reputable overnight carrier, as follows:

          If to the Company:
          -----------------
               John Hancock Mutual Life Insurance Company
               200 Clarendon Street
               Boston, MA  02117
               Attention:     Thomas E. Moloney,
                               Chief Financial Officer
               Telephone:     (617) 572-0600
               Fax:           (617) 572-5170

          With copies to:

               John Hancock Mutual Life Insurance Company
               200 Clarendon Street
               Boston, MA  02117
               Attention:     Michael H. Studley, Esq.,
                              Vice President and Counsel
               Telephone:     (617) 572-9253
               Fax:           (617) 572-1565

               Rogers & Wells
               200 Park Avenue
               New York, NY  10166
               Attention:     Paul C. Meyer, Esq.
               Telephone:     (212) 878-8176
               Fax:           (212) 878-8375

          If to the Service Provider:
          --------------------------

               WellPoint Health Networks Inc.
               21555 Oxnard Street
               Woodland Hills, CA  91367
               Attention:     Leonard D. Schaeffer, Chairman
                               and Chief Executive Officer
               Telephone:     (818) 703-3145
               Fax:           (818) 703-3253

          With copies to:

               WellPoint Health Networks Inc.
               21555 Oxnard Street
               Woodland Hills, CA  91367
               Attention:     Thomas C. Geiser, Esq.,
                               General Counsel
               Telephone:     (818) 703-2412
               Fax:           (818) 703-4406

               Brobeck, Phleger & Harrison LLP
               Spear Street Tower
               One Market
               San Francisco, CA  94105
               Attention:     Ronald B. Moskovitz, Esq.
               Telephone:     (415) 442-0900
               Fax:           (415) 442-1400

Notices shall be sent by United States mail, by registered or certified mail, and shall be deemed to have been received three (3) Business Days after deposit in the mail. Notices may also be sent by hand, by telefax, or by overnight delivery service, and if so given, shall be deemed received when delivered if a receipt of delivery is obtained.

     Any party may, by notice given in accordance with this Administration Agreement to the other parties, designate another address or person for receipt of notices hereunder.

          P.   OFFSET.   Notwithstanding any provision of this Administration
Agreement to the contrary, any offset, credit or return permitted by this Agreement is limited to amounts arising from or in connection with the Administered Contracts and shall exclude any other amounts including but not limited to amounts payable pursuant to the Purchase Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Administration Agreement to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                        JOHN HANCOCK MUTUAL LIFE
                                          INSURANCE COMPANY


                                        By: /s/ Thomas Moloney
                                           -------------------------------
                                           Name:  Thomas Moloney
                                           Title: Chief Financial Officer

                                        UNICARE LIFE & HEALTH INSURANCE COMPANY

                                        By: /s/ D. Mark Weinberg
                                           -------------------------------
                                           Name: D. Mark Weinberg
                                           Title: President

                                     ANNEX A


                           Form of Agent Fee Agreement

                                     ANNEX B

     Information and data to be provided by the Service Provider

     Information, data, and access to supporting records and documentation on book and tax basis, as appropriate, for the following:


-    premium receipts on state, local and municipal basis

-    due and unpaid premiums, deferred premiums and uncollected premiums

- book and tax reserves, tax/statutory reserve differences, and reconciliation of tax reserves with statutory reserves

- minimum premium plan (MPP) and administrative services only book and tax adjustments and premiums; reserves disclosed in Exhibits 9 and 11 to statutory financial statements

-    deferred acquisition costs

-    policyholder dividends and experience refunds

-    commissions payable

-    Section 807(f) 10-year spread items

- life company tax adjustments (retired lives reserves, non-MPP experience refunds.)

-    information for reinsurance accounting

-    guaranty fund assessments

- other information reasonably requested by the Company or necessary or appropriate to comply with laws, rules or regulations

When information is to be provided
----------------------------------


Information to be provided on a basis which permits timely completion of tax and other required regulatory filings. See the attached example of the timing for tax and financial information preparation.

Format in which information to be provided
------------------------------------------

Information to be provided in substantially the format currently provided, or in a format mutually agreed upon by the parties, which format may include tapes, disks, hardcopy and other media.

Persons to whom information to be provided
------------------------------------------

Information to be provided to persons designated, and from time to time updated by, the Company.

For example, consistent with past practices, the timing for preparation of tax and other financial information for a calendar year is as follows.

1. Estimated Tax Return Information provided by the following March 31, with final Tax Return data provided by August 15.

2. Statutory financial information to prepare Balance Sheet, Income Statement, Cash Flow and footnotes by January 15.

3. Statutory financial data to prepare the NAIC Life Company Convention Blank for the Mutual Company by January 30.

4. Statutory financial data to prepare the Canadian Convention Blank for the Mutual Company by February 5.

5. Supporting detail Canadian policyholder and contractholder financial data for record purposes at our Toronto office by February 28.

6. Subsequent Statutory financial data to prepare MD&A by February 15; A&H Experience Exhibit March 1.

7. Financial information prepared in accordance with generally accepted accounting principles provided January 31.

In addition, consistent with past practices, the timing for preparation of SAP financial information for each quarter is within fifteen (15) days after the end of each calendar quarter.

                                     ANNEX C

                                  BANK ACCOUNTS

               The Company and the Service Provider shall establish bank accounts for purposes of fulfilling their respective obligations under this Administration Agreement and the Coinsurance Agreement as follows:

PREMIUM ACCOUNTS

               The Service Provider shall establish and own premium accounts for the collection of premium and fee payments with respect to the Administered Contracts. Premiums paid with respect to Coinsured Policies and fees paid with respect to ASO Contracts and Network Contracts shall be for the account of the Service Provider.

COMMISSION AND OTHER EXPENSE DISBURSEMENT ACCOUNTS

               The Service Provider shall establish and own accounts for the payment of commissions and other expenses with respect to the Administered Contracts and shall be responsible for funding such accounts. The Service Provider shall be liable for payment of commissions and other expenses with respect to the Administered Contracts.

CLAIMS PAYING ACCOUNTS

               COINSURED POLICIES The Service Provider shall establish and own accounts for the payment of Claims for Coinsured Policies and for the receipt or payment of all other amounts to be received or paid after the Effective Time with respect to the Coinsured Policies under the Coinsurance Agreement. The Service Provider shall be responsible for funding and administering such accounts with respect to the payment of claims for Coinsured Policies.

               ASO CONTRACTS The Service Provider shall be responsible for obtaining from the client the proper funding of all disbursement accounts and for administering client funding of associated client accounts with respect to ASO Contracts, but shall not otherwise be responsible for proper funding of said accounts.

     OTHER
               The parties shall establish and administer such other bank accounts as they shall mutually determine to be appropriate.


                                       C-2